Exhibit 4.2.3

EXECUTION COPY

SECOND SUPPLEMENTAL TRUST INDENTURE

THE INDUSTRIAL DEVELOPMENT AUTHORITY

OF THE COUNTY OF PIMA,

as Issuer

and

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

$24,550,000

The Industrial Development Authority

of the County of Pima

Water and Wastewater Revenue Bonds

(Global Water Resources, LLC Project)

Series 2008

Dated as of August 1, 2008

Section 4.02.	Severability	17

Section 4.03.	Contrary Provisions Deleted	17

Section 4.04.	Execution in Several Counterparts	17

Section 4.05.	Conflict of Interest	17

Section 4.06.	Binding Effect	17

EXHIBIT A	FORM OF SERIES 2008 BOND

ii

SECOND SUPPLEMENTAL TRUST INDENTURE

THIS SECOND SUPPLEMENTAL TRUST INDENTURE, dated as of August 1, 2008 (the “Second Supplemental Indenture”), is by and between THE INDUSTRIAL DEVELOPMENT AUTHORITY OF THE COUNTY OF PIMA (the “Issuer”), a nonprofit corporation designated as a political subdivision of the State of Arizona (the “State”) incorporated with the approval of the County of Pima (the “County”) pursuant to the provisions of the Constitution of the State and under Title 35, Chapter 5, Arizona Revised Statutes, as amended, and U.S. BANK NATIONAL ASSOCIATION (the “Trustee”), a national banking association organized under the laws of the United States of America, and authorized to exercise corporate trust powers in the State of Arizona, with a corporate trust office located in Phoenix, Arizona.

WHEREAS, pursuant to the Industrial Development Financing Act, Title 35, Chapter 5 of Arizona Revised Statues, as amended (the “Act”), the Issuer has previously issued its Industrial Development Authority of the County of Pima Water and Wastewater Revenue Bonds (Global Water Resources, LLC Project) Series 2006 (the “Series 2006 Bonds”) in the original aggregate principal amount of $36,495,000 pursuant to a Trust Indenture dated as of December 1, 2006 (the “Series 2006 Indenture”) by and between the Issuer and the Trustee to finance or refinance the costs of the acquisition, expansion, construction, improvement and equipping of facilities for wastewater treatment and water treatment, as well as water reclamation pipelines, water pipelines, and wastewater collection pipelines, consisting of water, wastewater and reclaimed water infrastructure for water and wastewater treatment, including water mains, sewer mains, reclaimed water mains, water treatment facilities, water distribution centers, wastewater lift stations, wastewater treatment facilities, and reclaimed water mixing and distribution centers as well as related information and management systems, located at 41265 West Hiller Road, Maricopa, Arizona 85239 in the City of Maricopa, Arizona (collectively, the “Series 2006 Project”); and

WHEREAS, the Issuer has also previously issued its Water and Wastewater Revenue Bonds (Global Water Resources, LLC Project) Series 2007 (the “Series 2007 Bonds”) in the original aggregate principal amount of $54,135,000 pursuant to a First Supplemental Trust Indenture dated as of November 1, 2007 (the “First Supplemental Indenture”) for the purpose of financing or refinancing the costs of the acquisition, expansion, construction, improvement and equipping of water system major capital improvements, including a water distribution center, surface water treatment facility, water production facilities, and pipeline, and sewerage system major capital improvements, including a water reclamation facility, sewage lift stations, reclaimed water recharge facilities and pipelines, located in the City of Maricopa, Arizona and in an unincorporated area of Pinal County, Arizona south of the Ak-Chin Indian Community in the City of Maricopa’s “Growing Smarter Planning Area” (the “Series 2007 Project”); and

WHEREAS, the Act authorizes the Issuer to issue revenue bonds for the purpose of financing or refinancing a “project” under the Act; and

WHEREAS, Section 2.04 of the Series 2006 Indenture permits the issuance of Additional Bonds on a parity with the Series 2006 Bonds and the Series 2007 Bonds, as to the assignment to the Trustee of the Issuer’s right, title and interest in the Revenues and the Loan Agreement (other than the Unassigned Issuer’s Rights) to provide for the payment of Bond Service Charges on the Series 2008 Bonds (as such terms are defined in the Indenture); and

WHEREAS, Section 2.04(a)(1)(A) of the Series 2006 Indenture permits the issuance of Additional Bonds on a parity with the Series 2006 Bonds and the Series 2007 Bonds if the Trustee shall have received a report of an Accounting Firm, certifying that the Debt Service Coverage Ratio of the Company for the four most recent fiscal quarters of the Company, computed on the basis of the Accounting Firm’s review of the Company’s financial statements (or, if the four most recent fiscal quarters of the Company constitute a fiscal year, the Company’s audited financial statements for such fiscal year), taking into account the principal amount of all outstanding Bonds and all other Long Term Indebtedness to be outstanding after the issuance of the proposed Additional Bonds and the proposed Additional Bonds as if they had been issued at the beginning of such four fiscal quarter period, is not less than 1.10; and

WHEREAS, evidenced as provided in the Indenture, the Trustee has received a report of an Accounting Firm certifying that the Debt Service Coverage Ratio of the Company for the four most recent fiscal quarters of the Company, taking into account the principal amount of all outstanding Bonds and all other Long Term Indebtedness outstanding after the issuance of the Series 2008 Bonds is 1.18; and

WHEREAS, in order to provide additional funds for the purpose of financing or refinancing the costs of the acquisition, expansion, construction, improvement and equipping of water system major capital improvements, including a water distribution center, surface water treatment facility, water production facilities, and pipeline, and sewerage system major capital improvements, including a water reclamation facility, sewage lift stations, reclaimed water recharge facilities and pipelines, located in the City of Maricopa, Arizona and in an unincorporated area of Pinal County, Arizona south of the Ak-Chin Indian Community in the City of Maricopa’s “Growing Smarter Planning Area” (the “Series 2008 Project”), the Issuer has determined to make additional amounts available in order to fund a loan to the Company in the principal amount of $24,550,000 as evidenced by the Series 2006 Loan Agreement as amended by a First Amendment to Loan Agreement dated as of November 1, 2007 (the “First Amendment to Loan Agreement”) and as further amended by a Second Amendment to Loan Agreement dated as of August 1, 2008 between the Issuer and the Company (the “Second Amendment to Loan Agreement” and together with the Series 2006 Loan Agreement and the First Amendment to Loan Agreement, the “Loan Agreement”); and

WHEREAS, pursuant to this Second Supplemental Trust Indenture dated as of August 1, 2008 between the Issuer and the Company (the “Second Supplemental Indenture” and together with the Series 2006 Indenture and the First Supplemental Indenture, the “Indenture”) and in order to provide funds necessary to enable the Issuer to make the loan and pay certain related costs, the Issuer, pursuant to the Act, has authorized the issuance of its revenue bonds designated as “Water and Wastewater Revenue Bonds (Global Water Resources, LLC Project) Series 2008” in the principal amount of $24,550,000 (the “Series 2008 Bonds,” together with the Series 2006 Bonds and the Series 2007 Bonds and any Additional Bonds, the “Bonds”).

ARTICLE I

SUPPLEMENTAL INDENTURE; DEFINITIONS

Section 1.01.    Supplemental Indenture.        This Second Supplemental Indenture is supplemental to, and is executed in accordance with and pursuant to Article II of the Series 2006 Indenture, as supplemented by the First Supplemental Indenture.

Section 1.02.    Definitions.        All terms which are defined in the Series 2006 Indenture, as heretofore supplemented and amended by the First Supplemental Indenture, shall have the meanings, respectively, herein (including the use thereof in the recitals and the granting clauses thereof) unless expressly given a different meaning or unless the context clearly requires otherwise. All terms used herein which are defined in the recitals hereto shall have the meanings therein given to the same unless the context requires otherwise and, in addition, the following terms shall have the meanings specified below:

“Authorized Denominations” means with respect to the Series 2008 Bonds, $100,000 or any integral multiple of $1,000 in excess thereof.

“Bond Reserve Requirement” means at the time of the issuance of the Series 2008 Bonds, the least of (i) 10% of the stated principal amount of the Series 2006 Bonds, the Series 2007 Bonds, the Series 2008 Bonds and any Additional Bonds; (ii) Maximum Annual Debt Service on the Series 2006 Bonds, the Series 2007 Bonds, the 2008 Bonds and any Additional Bonds; and (iii) 125% of the average annual debt service on the Series 2006 Bonds, the Series 2007 Bonds, the Series 2008 Bonds and any Additional Bonds.

“Depository” means, with respect to the Series 2008 Bonds, The Depository Trust Company, New York, New York, a limited-purpose trust company organized under the laws of the State of New York.

“Intercreditor Agreement” means that Second Restated and Amended Intercreditor Agreement dated October 1, 2008 among Wells Fargo, the Company and the Trustee.

“Interest Payment Date” means, with respect to the Series 2008 Bonds, each June 1 and December 1, commencing June 1, 2009.

“Security Agreement” means the Amended and Restated Security Agreement dated as of August 1, 2008 by and between the Company and the Trustee.

“Series 2008 Bonds” means the Issuer’s Water and Wastewater Revenue Bonds (Global Water Resources, LLC Project) Series 2008.

“Series 2008 Project Fund” means the fund created pursuant to Section 2.10 hereof.

“Series 2008 Project Note” means the promissory note of the Company, dated as of even date with the Series 2008 Bonds, in the form attached to the Second Amendment to Loan Agreement and in the principal amount of $24,550,000, evidencing the obligation of the Company to make Loan Payments.

ARTICLE II

AUTHORIZATION AND TERMS OF THE SERIES 2008 BONDS

Section 2.01.    The Series 2008 Bonds; Issuance and Terms.

(a)        The total aggregate principal amount of Series 2008 Bonds that may be issued pursuant to this Second Supplemental Indenture is limited to $24,550,000. The Series 2008 Bonds are Additional Bonds within the meaning of the Indenture.

(b)        The Series 2008 Bonds are being issued as fully registered Additional Bonds in the total principal amount of $24,550,000 and are hereby designated as “The Industrial Development Authority of the County of Pima Water and Wastewater Revenue Bonds (Global Water Resources, LLC Project) Series 2008”, substantially in the form set forth as Exhibit A hereto. Proceeds of the Series 2008 Bonds shall be used only for the purposes set forth in this Second Supplemental Indenture.

(c)        The Series 2008 Bonds shall be issued in fully registered form in a minimum denominations of $100,000 and in multiple integrals of $1,000 in excess thereof. The Series 2008 Bonds shall be dated the date of initial delivery thereof.

(d)        The Series 2008 Bonds shall (i) bear interest from their date of issuance, payable on June 1 and December 1 of each year commencing June 1, 2009, (ii) be in the principal amounts and (iii) mature as follows:

Maturity Date	Principal Amount	Interest Rate

December 1, 2018	$1,315,000	6.3750%
December 1, 2038	$23,235,000	7.500%

(e)        The Series 2008 Bonds may only be sold or transferred to a purchaser or transferee who is either a qualified institutional buyer (“Qualified Institutional Buyer”) within the meaning of Rule 144A of the Securities Act of 1933 or an accredited investor as defined in Rule 501 of Regulation D of the United States Securities and Exchange Commission (“Accredited Investor” and together with a Qualified Institutional Buyer, jointly, a “Qualified Investor”).

(f)        The Depository Trust Company, New York, New York (“DTC”) will act as securities depository for the Series 2008 Bonds. The Series 2008 Bonds shall be initially issued in the form of a separate single fully registered, Series 2008 Bond for each separate Stated Maturity. Upon initial issuance the ownership of such Series 2008 Bonds shall be registered in the Bond Register in the name of Cede & Co., as the nominee of DTC. So long as Cede & Co. is the registered owner of the Series 2008 Bonds, as nominee of DTC, references herein to the Series 2008 Bondholders or registered owners of the Series 2008 Bonds shall mean Cede & Co. and shall not mean the beneficial owners of the Series 2008 Bonds.

With respect to Series 2008 Bonds registered in the Bond Register kept by the Trustee in the name of Cede & Co. as nominee of DTC, the Issuer, the Company and the Trustee shall have no responsibility or obligation to any participant of DTC (each, a “Participant”) or to any Person for whom a Participant acquires an interest in the Series 2008 Bonds (a “Beneficial Owner”). Without limiting the immediately preceding sentence, the Issuer, the Company and the Trustee shall have no responsibility or obligation with respect to (i) the accuracy of the records of DTC, Cede & Co. or any Participant with respect to any ownership interest in the Series 2008 Bonds, (ii) the delivery to any Participant, any Beneficial Owner or any other Person, other than DTC, of any notice with respect to the Series 2008 Bonds, including any notice of redemption, or (iii) the payment to any Participant, any Beneficial Owner or any other Person, other than DTC, of any amount with respect to the principal of or premium, if any, or interest on the Series 2008 Bonds.

The Issuer, the Company and the Trustee may treat as and deem DTC, to be the absolute owner of each Series 2008 Bond for the purpose of payment of the principal of and premium, if any, and interest on such Series 2008 Bond, for the purpose of giving notices of redemption and other matters with respect to such Series 2008 Bond, for the purpose of registering transfers with respect to such Series 2008 Bonds, and for all other purposes whatsoever. The Trustee shall pay all principal of and premium, if any, and interest on the Series 2008 Bonds only to or upon the order of the Series 2008 Bondholders as shown on the Bond Register kept by the Trustee, and all such payments shall be valid and effective to fully satisfy and discharge the Issuer’s obligations with respect to the principal of and premium, if any, and interest on the Series 2008 Bonds to the extent of the sum or sums so paid.

No Person other than a Series 2008 Bondholder, as shown on the registration books kept by the Trustee, shall receive a Series 2008 Bond certificate evidencing the obligation of the Issuer to make payments of principal, and premium, if any, and interest pursuant to the Indenture. Upon delivery by DTC to the Trustee of written notice to the effect that DTC has determined to substitute a new nominee in place of Cede & Co., and subject to the transfer provisions in Section 3.06 of the Series 2006 Indenture, references to “Cede & Co.” in this section shall refer to such new nominee of DTC.

DTC may determine to discontinue providing its services with respect to the Series 2008 Bonds at any time by giving written notice to the Company and discharging its responsibilities with respect thereto under applicable law. The Company may terminate the services of DTC with respect to the Series 2008 Bonds.

Upon the termination of the services of DTC as provided in the preceding paragraph, and if no substitute securities depository willing to undertake the functions of DTC hereunder can be found which, in the opinion of the Company, is willing and able to undertake such functions upon reasonable or customary terms, or if the Company determines not to continue a book-entry only system for the Series 2008 Bonds, then the Series 2008 Bonds shall no longer be restricted to being registered in the Bond Register kept by the Trustee in the name of Cede & Co., as nominee of DTC, but may be registered in whatever name or names the Series 2008 Bondholders shall designate at that time, in accordance with of the Indenture. To the extent that the Beneficial Owners are designated as the transferee by the Series 2008 Bondholders, in accordance with the Indenture, the Series 2008 Bonds will be delivered to the Beneficial Owners.

Notwithstanding any other provision of this Second Supplemental Indenture to the contrary, so long as any Series 2008 Bond is registered in the name of Cede & Co., as nominee of DTC, all payments with respect to the principal of and premium, if any, and interest on such Series 2008 Bond and all notice with respect to such Series 2008 Bond shall be made and given, respectively, to DTC as provided in the terms of any agreement between DTC and the Issuer and Trustee.

Section 2.02.    Optional and Mandatory Redemption.        The Series 2008 Bonds are subject to redemption as follows:

(a)        Mandatory Sinking Fund Redemption.     The Series 2008 Bonds maturing on December 1 of the following years are subject to mandatory redemption pursuant to mandatory sinking fund requirements, at a redemption price of 100 percent of the principal amount redeemed plus interest accrued to the redemption date, on December 1, in the following principal amounts in the years specified:

Bonds Maturing December 1, 2018

Year (December 1)	Principal Amount ($)

2012	155,000
2013	165,000
2014	175,000
2015	185,000
2016	200,000
2017	210,000
2018*	225,000

* Maturity Date

Bonds Maturing December 1, 2038

Year (December 1)	Principal Amount ($)

2019	475,000
2020	515,000
2021	550,000
2022	595,000
2023	635,000
2024	685,000
2025	735,000
2026	790,000
2027	850,000
2028	915,000
2029	985,000
2030	1,055,000
2031	1,135,000

2032	1,220,000
2033	1,315,000
2034	1,410,000
2035	1,515,000
2036	1,630,000
2037	1,755,000
2038*	4,470,000

•	Maturity Date

The aggregate of the Loan Payments specified in Section 4.01 of the Series 2006 Loan Agreement, which is to be deposited in the Loan Payment Account in the Bond Fund on each Loan Payment Date, as defined in the Series 2006 Loan Agreement, shall include amounts sufficient to redeem the principal amount of Series 2008 Bonds set forth opposite the respective dates in the applicable tables above (less the amount of any credit as provided below).

Whenever Series 2008 Bonds that are Series 2008 Term Bonds are redeemed pursuant to subsection (d) below, there shall be credited by the Trustee, subject to the requirement that no Series 2008 Bonds may be in a denomination less than $100,000, towards the amount of each annual mandatory sinking fund requirement (“Sinking Fund Amount”) to become due on such Series 2008 Term Bond after such redemption, an amount, in so far as practicable, bearing the same ratio to each annual Sinking Fund Amount as the total principal amount of such Series 2008 Term Bonds so redeemed bears to the total principal amount of such Series 2008 Term Bonds Outstanding before such redemption (after the deduction of any such amounts previously credited toward the same or the original amount of any such Sinking Fund Amount if no such amount shall have been credited toward the same). After giving effect to all such credits, the Trustee shall advise the Company of the unsatisfied balance of Sinking Fund Amount for each future December 1.

The Issuer at the request of the Company, or the Company on behalf of the Issuer, shall have the option to deliver to the Registrar for cancellation Series 2008 Bonds that are Series 2008 Term Bonds, in any aggregate principal amount and to receive a credit against the then current mandatory sinking fund requirement (and corresponding mandatory redemption obligation) of the Issuer as set forth in the applicable table above for such Series 2008 Term Bonds. That option shall be exercised by the Issuer at the request of the Company, or the Company on behalf of the Issuer, if at all, on or before the 45th day preceding the applicable mandatory redemption date, by furnishing the Trustee a certificate, executed by the Authorized Official or the Authorized Company Representative, as the case may be, setting forth the extent of the credit to be applied with respect to the then current mandatory sinking fund requirement. If the certificate is not timely furnished to the Trustee, the mandatory sinking fund requirement (and corresponding mandatory redemption obligation) shall not be reduced. A credit against the then current mandatory sinking fund requirement (and corresponding mandatory redemption obligation) also shall be received by the Issuer for any Series 2008 Bond that is a Series 2008 Term Bond, which prior thereto have been redeemed (other than through the operation of the mandatory sinking fund requirements) or purchased for cancellation and canceled by the Trustee, to the extent not applied theretofore as a credit against any redemption obligation.

Each Series 2008 Bond so delivered, or previously redeemed, or purchased and canceled, shall be credited by the Trustee at 100 percent of the principal amount thereof against the then current mandatory sinking fund obligation relating thereto. Any excess of that amount over the then current mandatory sinking fund requirement shall be credited against subsequent mandatory sinking fund redemption obligations in the order directed by the Company.

(b)        Extraordinary Optional Redemption.        The Series 2008 Bonds are also subject to redemption by the Issuer in the event of the exercise by the Company of its option to direct redemption upon occurrence of any of the events described in Section 6.2 of the Series 2006 Loan Agreement, (i) at any time in whole, or (ii) on any Interest Payment Date in inverse order of maturity, in part, as provided in Section 6.2 of the Series 2006 Loan Agreement, at a redemption price of 100% of the principal amount redeemed, plus interest accrued to the redemption date.

(c)        Mandatory Redemption upon a Determination of Taxability.        Upon the occurrence of a Determination of Taxability for any reason, the Series 2008 Bonds are subject to mandatory redemption in whole by the Issuer from the proceeds of the Company paying advance Loan Payments pursuant to Sections 4.1 and 6.3 of the Series 2006 Loan Agreement at a redemption price equal to 103 percent (103%) of the outstanding principal amount thereof, plus interest accrued to the redemption date, at the earliest practicable date selected by the Trustee, after consultation with the Company, but in no event later than 180 days following the Trustee’s notification of the Determination of Taxability.

Promptly following its receipt of notice of the occurrence of a Determination of Taxability, the Trustee shall notify the Company and the Issuer of the Company’s obligations under the Agreement and as to the existence of said event and shall demand payment of the additional amount with respect to such event. Upon receipt by the Trustee from the Company or the Issuer of such additional amount, the Trustee shall pay such additional amount to the former Holders entitled thereto by check or draft mailed to those Holders at their addresses as they last appeared on the Register.

The Company’s obligations to make payments under the Series 2006 Loan Agreement, as amended by the First Amendment to Loan Agreement to provide funds therefor to the Trustee for the account of the Issuer shall survive the discharge and satisfaction of this Second Supplemental Indenture and the expiration, termination, discharge or satisfaction of the Series 2006 Loan Agreement, as amended by the First Amendment to Loan Agreement. The duties of the Trustee under this Subsection (and all powers provided for herein which are necessary to carry out the intention of this Subsection) shall survive the discharge and satisfaction of this Second Supplemental Indenture, and the Company shall be obligated to pay to the Trustee, on behalf of the Issuer, the reasonable fees and actual expenses of the Trustee with respect to the performance of such duties. Following the discharge and satisfaction of this Second Supplemental Indenture and prior to the expiration of a 365 day-period, any former Holder (to the extent adversely affected by the Determination of Taxability) shall be entitled to enforce its rights under this Subsection directly against the Company and the Issuer if the Trustee fails to perform the duties described in this Second Supplemental Indenture, provided that recovery may be had against the Issuer only out of the sources specified in the Series 2008 Bonds and this Second Supplemental Indenture.

All of the Series 2008 Bonds outstanding on the redemption date selected shall be redeemed by the Issuer on that date, except that Series 2008 Bonds maturing prior to that date, but after selection of the redemption date, shall be retired on their maturity date at the same price as if they had been called for redemption on the redemption date, and Series 2008 Bonds for the payment or redemption of which sufficient moneys or investments are held by the Trustee as provided in Section 9.02 of the Series 2006 Indenture, shall be redeemed on the redemption date, or paid at earlier maturity, in accordance with this paragraph and not otherwise.

(d)        Optional Redemption.        The Series 2008 Bonds maturing on December 1, 2018 are not subject to optional redemption prior to their stated maturity. Unless previously redeemed, the Series 2008 Bonds maturing on December 1, 2038 are subject to redemption at the option of the Issuer, upon the direction of the Company in whole at any time or in part on any Interest Payment Date on or after December 1, 2018 (from funds other than those deposited in accordance with the mandatory sinking fund requirements of Section 2.02(a) hereof), at redemption price equal to the principal amount redeemed, plus interest accrued to the redemption date.

Section 2.03.    Partial Redemption.        (a) If fewer than all of the Series 2008 Bonds of a single maturity are to be redeemed, the selection of Series 2008 Bonds to be redeemed, or portions thereof in amounts of $100,000 or any integral multiple of $5,000 shall be made by lot by the Trustee in any manner which the Trustee may determine.

In the case of a partial redemption of Series 2008 Bonds when Series 2008 Bonds of denominations greater than $100,000 are then outstanding, each $5,000 unit of face value of principal thereof shall be treated as though it were a separate Series 2008 Bond of the denomination of $5,000.

(b)        If it is determined that less than all of the principal amount of a Series 2008 Bond is to be called for redemption, then upon notice of redemption, the Holder of that Series 2008 Bond shall surrender the Series 2008 Bond to the Trustee (a) for payment of the redemption price of the portion of the Series 2008 Bond in $5,000 multiples called for redemption (including without limitation, the interest accrued to the date fixed for redemption and any premium), and (b) for issuance, without charge to the Holder thereof, of a new Series 2008 Bond or Series 2008 Bonds of the same series, of any authorized denomination or denominations in an aggregate principal amount equal to the unmatured and unredeemed portion of, and bearing interest at the same rate and maturing on the same date as, the Series 2008 Bond surrendered.

Section 2.04.    Election to Redeem.        Except in the case of redemption pursuant to any mandatory sinking fund requirements or pursuant to other mandatory redemption provisions, Series 2008 Bonds shall be redeemed only by written notice from the Issuer to the Trustee, given at the direction of the Company, or by written notice from the Company to the Trustee on behalf of the Issuer. That notice shall specify the redemption date and the principal amount of each maturity of Series 2008 Bonds to be redeemed, and shall be given at least 45 days prior to the redemption date or such shorter period as shall be acceptable to the Trustee. In the event that notice of redemption shall have been given by the Trustee to the Holders as provided in Section 2.05 hereof, there shall be deposited with the Trustee prior to the redemption date, funds which, in addition to any other moneys available therefor and held by the Trustee, will be sufficient to redeem at the redemption price thereof, plus interest accrued to the redemption date, all of the redeemable Series 2008 Bonds for which notice of redemption has been given.

Section 2.05.    Notice of Redemption.        The notice of the call for redemption of Series 2008 Bonds shall identify (i) by designation, letters, numbers or other distinguishing marks, the Series 2008 Bonds or portions thereof to be redeemed, (ii) the redemption price to be paid, (iii) the date fixed for redemption, and (iv) the place or places where the amounts due upon redemption are payable.

The notice shall be given by the Trustee on behalf of the Issuer by mailing a copy of the redemption notice by first class mail, postage prepaid, at least 30 days prior to the date fixed for redemption, to the Holder of each Series 2008 Bond subject to redemption in whole or in part at the Holder’s address shown on the Register on the fifteenth day preceding that mailing. Failure to receive notice so mailed or any defect in that notice regarding any Series 2008 Bond, however, shall not affect the validity of the proceedings for the redemption of any series 2008 Bond. Any notice of redemption may state conditions to such redemption not inconsistent with the Series 2006 Indenture.

Section 2.06.    Payment of Redeemed Bonds.        Notice having been mailed in the manner provided in Section 2.05 of the Series 2006 Indenture, the Series 2008 Bonds and portions thereof called for redemption shall become due and payable on the redemption date, and upon presentation and surrender thereof at the place or places specified in that notice, shall be paid at the redemption price, plus interest accrued to the redemption date.

If money for the redemption of all of the Series 2008 Bonds and portions thereof to be redeemed, together with interest accrued thereon to the redemption date, is held by the Trustee on the redemption date, so as to be available therefor on that date and if notice of redemption has been deposited in the mail as aforesaid, then from and after the redemption date those Series 2008 Bonds and portions thereof called for redemption shall cease to bear interest and no longer shall be considered to be outstanding hereunder. If those moneys shall not be so available on the redemption date, or that notice shall not have been deposited in the mail as aforesaid, those Series 2008 Bonds and portions thereof shall continue to bear interest, until they are paid, at the same rate as they would have borne had they not been called for redemption.

All moneys deposited in the Bond Fund and held by the Trustee for the redemption of particular Bonds shall be held in trust for the account of the Holders thereof and shall be paid to them, respectively, upon presentation and surrender of those Bonds.

Section 2.07.    Delivery of Moneys for Optional Redemption.        Nothing herein or in the Series 2006 Loan Agreement is intended to prevent the Company from delivering moneys to the Trustee for the purchase or redemption of Series 2008 Bonds in accordance herewith.

Subject to the provisions of Section 2.04 hereof, if the Trustee is provided at any time with moneys (i) which are sufficient, together with moneys, including without limitation, investments, then in the Bond Fund, Bond Reserve Fund and Project Fund to redeem a principal amount of Outstanding Series 2008 Bonds which will be subject to redemption on the next available date on which Series 2008 Bonds may be redeemed; and (ii) which in the aggregate, together with those other moneys, are not less than $100,000, then the Trustee upon the written request of the Authorized Company Representative shall make available from such Funds the amount required to accomplish the redemption, together with the other moneys provided, so long as the balance remaining thereafter in each Fund, and each Account therein, is not reduced thereby below the amount which would be required hereby to be on deposit therein on the redemption date with respect to the Series 2008 Bonds which will not be redeemed.

Section 2.08. Variation of Redemption Provisions.        The provisions of this Article II, insofar as they apply to any series of Additional Bonds, may be varied by the Supplemental Indenture providing for that series, subject to the requirements of Section 8.03(b) of the Series 2006 Indenture if any such amendment creates a priority of any one Series 2008 Bond over another Series 2008 Bond for purposes of a redemption pursuant to Section 2.02(d) hereof.

Section 2.09. Initial Delivery of the Series 2008 Bonds; Deposit of Proceeds.        (a) Upon the execution and delivery of this Second Supplemental Indenture and satisfaction of the conditions established by the Issuer and in the Purchase Contract for delivery of the Series 2008 Bonds, the Issuer shall execute (but need not prepare) the Series 2008 Bonds in typewritten form and deliver them to the Trustee. Thereupon, the Trustee shall authenticate the Series 2008 Bonds and deliver them to, or on the order of, the Original Purchaser thereof, as directed by the Issuer in accordance with this Section 2.09.

(b)        Before the Trustee delivers any Series 2008 Bonds, the Trustee shall have received:

(i)        a request and authorization to the Trustee on behalf of the Issuer, signed by the Authorized Official, to authenticate and deliver the Series 2008 Bonds to, or on the order of, the Original Purchaser upon payment to the Trustee of the amount specified therein, any accrued interest, which amount shall be deposited as provided below;

(ii)        a copy of the Bond Legislation, certified by an officer of the Legislative Authority;

(iii)        executed counterpart of the Second Supplemental Indenture, the Second Amendment to Loan Agreement and the Intercreditor Agreement;

(iv)        an original executed Series 2008 Project Note;

(v)        Opinion of Kutak Rock LLP, Bond Counsel, to the effect that the interest on the Series 2008 Bonds is excluded from the gross income for federal income tax purposes and such other matters as shall be reasonably required by the Issuer and the Original Purchaser;

(vi)        an amount of money so that the Reserve Fund Value shall be at least equal to the Reserve Fund Requirement or in lieu thereof a Reserve Fund Surety; and

(vii)        executed counterpart of the Security Agreement.

(c)        The Trustee shall deposit the proceeds of the Series 2008 Bonds ($24,181,750, representing $24,550,000 principal amount of Series 2008 Bonds, and less Underwriter’s discount of $368,250) as follows:

(i)        $122,750, from proceeds of the Series 2008 Bonds, together with a Company contribution of $147,925, into the Cost of Issuance Account of the Series 2008 Project Fund, which shall be used by the Trustee to pay the costs of issuance associated with the initial issuance, sale and delivery of the Series 2008 Bonds as shown on Exhibit B hereto, upon receipt of an invoice from the payee;

(ii)        $2,222,125 into the Bond Reserve Fund; and

(iii)         the balance, $21,836,875 into the Series 2008 Construction Account of the Series 2008 Project Fund.

The Trustee shall be permitted to rely upon the opinions described in (v) above.

Section 2.10. Creation of the Series 2008 Project Fund.        There is created and ordered maintained as a separate deposit (except when invested as provided in the Indenture) in the custody of the Trustee, a trust fund designated “The Industrial Development Authority of the County of Pima – Global Water Resources, LLC Series 2008 Project Fund” and the “Series 2008 Construction Account” and the “Series 2008 Cost of Issuance Account” therein.

Section 2.11. Disbursements from and Records of Series 2008 Project Fund.        Moneys in the Series 2008 Project Fund shall be disbursed in accordance with the provisions of the Section 3.2 of the Second Amendment to Loan Agreement and Section 2.09(c) hereof. The Trustee shall cause to be kept and maintained adequate records pertaining to the Series 2008 Project Fund and all disbursements therefrom and shall provide monthly statements as to the accounts held hereunder to the Company. After ninety (90) days from the date of delivery of the Bonds, any amounts still on deposit in the Series 2008 Cost of Issuance Account shall be transferred to the Bond Fund.

Unless otherwise provided in the applicable Bond Legislation or Supplemental Indenture, this Section shall apply to the disbursement of the proceeds of any issue of Additional Bonds

Section 2.12. Completion of the Series 2008 Project.         The completion of the Series 2008 Project and payment of all costs and expenses incident thereto shall be evidenced by the filing with the Trustee of

(a)        the certificate of the Authorized Company Representative required by Section 3.6 of the Series 2006 Loan Agreement, and

(b)        a certificate signed by the Authorized Company Representative stating that all obligations and costs in connection with the Series 2008 Project and payable out of the Series 2008 Construction Account have been paid and discharged, except for amounts retained by the Trustee as provided under the Second Amendment to Loan Agreement for the payment of costs of the Series 2008 Project not then due and payable.

As soon as practicable after the filing with the Trustee of the certificate to which reference is made in clause (b) above, any balance remaining in the Series 2008 Project Fund (other than the amounts retained by the Trustee as described in the preceding sentence) shall be deposited or applied in accordance with the direction of the Authorized Company Representative pursuant to Section 3.2 of the Second Amendment to Loan Agreement.

Unless otherwise provided in the applicable Bond Legislation or Supplemental Indenture, this Section shall apply to any additional property financed with the proceeds of any issue of Additional Bonds.

ARTICLE III

REPRESENTATIONS; COVENANTS

AND AGREEMENTS OF ISSUER

Section 3.01. Covenants and Agreements of the Issuer.        In addition to any other covenants and agreements of the Issuer contained in this Second Supplemental Indenture or the Bond Legislation, the Issuer further covenants and agrees with the Holders and the Trustee as follows:

(a)        Payment of Bond Service Charges. The Issuer will cause all Bond Service Charges to be paid, but solely from the sources provided herein, on the dates, at the places and in the manner provided in this Second Supplemental Indenture. The Issuer shall have no liability or obligation with respect to the payment of the purchase price of the Series 2008 Bonds.

(b)        Revenues and Assignment of Revenues. The Issuer will not assign the Revenues or create or authorize to be created any debt, lien or charge thereon, other than the assignment thereof under this Second Supplemental Indenture.

(c)        Inspection of Project Books. All books, instruments and documents in the Issuer’s possession relating to the Series 2008 Project and the Revenues shall be open to inspection at all times during the Issuer’s regular business hours by any accountants or other agents of the Trustee which the Trustee may designate from time to time; provided, the Trustee shall have no duty to cause such inspection.

(d)        Rights and Enforcement of the Agreement. The Trustee may enforce, in its name or in the name of the Issuer, all rights of the Issuer for and on behalf of the Holders, except for Unassigned Issuer’s Rights, and may enforce all covenants, agreements and obligations of the Company under and pursuant to the Loan Agreement, regardless of whether the Issuer is in default in the pursuit or enforcement of those rights, covenants, agreements or obligations. Upon receipt of the written request of the Authorized Company Representative or of the Trustee and at the Company’s expense, the Issuer, however, will do all things and take all actions on its part necessary to comply with covenants, agreements, obligations, duties and responsibilities on its part to be observed or performed under the Loan Agreement and will take all actions within its authority to keep the Loan Agreement in effect in accordance with the terms thereof.

(e)        Issuer Not to Adversely Affect Exclusion From Gross Income of Interest on Series 2008 Bonds.

The Issuer agrees:

(a)        it shall neither make nor direct the Trustee to make any investment or other use of the proceeds of the Series 2008 Bonds that would cause the Series 2008 Bonds to be “arbitrage bonds” as that term is defined in Section 148(a) of the Code and that it shall comply with the requirements of the Code throughout the term of the Series 2008 Bonds; and

(b)        it (i) shall take, or use its best efforts to require to be taken, all actions that may be required of the Issuer for the interest on the Series 2008 Bonds to be and remain not included in gross income for federal income tax purposes and (ii) shall not take or authorize to be taken any actions within its control that would adversely affect that status under the provisions of the Code;

In furtherance of the covenants in this Section, the Issuer and the Borrower shall execute, deliver and comply with the provisions of the Tax Certificate, which is by this reference incorporated into this Second Supplemental Indenture and made a part of this Second Supplemental Indenture, and by its acceptance of this Second Supplemental Indenture the Trustee acknowledges receipt of the Tax Certificate and acknowledges its incorporation into this Second Supplemental Indenture by this reference. The Trustee agrees that in those instances where it exercises discretion over the investment of funds, it shall not knowingly make any investment inconsistent with subsection (a).

Section 3.02. Observance and Performance of Covenants, Agreements, Authority and Actions.        The Issuer covenants it will observe and perform faithfully at all times all covenants, agreements, authority, actions, undertakings, stipulations and provisions to be observed or performed on its part under the Second Amendment to Loan Agreement, this Second Supplemental Indenture, the Bond Legislation and the Series 2008 Bonds which are executed, authenticated and delivered under this Second Supplemental Indenture, and under all proceedings of its Legislative Authority pertaining thereto; provided, however, that (a) the Issuer shall not be obligated to take any action or execute any instrument pursuant to any provision hereof until it shall have been requested to do so by the Company or by the Trustee, and (b) the Issuer shall have received the instrument to be executed, and at the Issuer’s option shall have received from the Company assurance satisfactory to the Issuer that the Issuer shall be reimbursed for its reasonable expenses incurred or to be incurred in connection with taking such action or executing such instrument.

The Issuer represents and warrants that it is duly authorized by the Constitution and laws of the State, including particularly and without limitation the Act, to issue the Series 2008 Bonds, to execute and deliver this Second Supplemental Indenture and the Second Amendment to Loan Agreement and to provide the security for payment of the Bond Service Charges in the manner and to the extent set forth in this Second Supplemental Indenture.

The Issuer covenants that it will do, execute, acknowledge, and deliver, or cause to be done, executed, acknowledged, and delivered by the parties within its control, such instruments supplemental hereto and such further acts, instruments, and transfers as the Trustee may reasonably require for the better assuring, transferring, mortgaging, conveying, pledging, assigning, and confirming unto the Trustee, the Issuer’s interest in and to all interests, Revenues, proceeds, and receipts pledged hereby to the payment of the principal of, premium, if any, and interest on the Series 2008 Bonds in the manner and to the extent contemplated herein. The Issuer shall be under no obligation to prepare, record, or file any such instruments or transfers.

Section 3.03. Enforcement of Issuer’s Obligations.        Each obligation of the Issuer required to be undertaken pursuant to the Bond Legislation, this Second Supplemental Indenture, the Second Amendment to Loan Agreement and the Series 2008 Bonds is binding upon the Issuer, and upon each officer or employee thereof as may have from time to time the authority under law to take any action on behalf of the Issuer which may be necessary to perform all or any part of that obligation, as a duty of the Issuer and of each of those officers and employees providing for enforcement by writ of mandamus.

Section 3.04. Reliance by Issuer on Facts or Certificates, Limitations on Actions.        Anything in this Second Supplemental Indenture to the contrary notwithstanding, it is expressly understood and agreed by the parties hereto that (i) the Issuer may rely conclusively on the truth and accuracy of any certificate, opinion, notice, or other instrument furnished to the Issuer by the Trustee or the Company as to the existence of any fact or state of affairs required hereunder to be noticed by the Issuer; (ii) the Issuer shall not be under any obligation hereunder to perform any record keeping or to provide any legal services, it being understood that such services shall be performed either by the Trustee or the Company and (iii) none of the provisions of this Second Supplemental Indenture shall require the Issuer to expend or risk its own funds or to otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder, unless it shall first have been adequately indemnified to its satisfaction against the cost, expense, and liability which may be incurred thereby.

Section 3.05. Immunity of Issuer’s Directors, Officers, Counsel, Financial Advisors, and Agents.        No recourse shall be had for the enforcement of any obligation, covenant, promise, or agreement of the Issuer contained in this Second Supplemental Indenture, the Second Amendment to Loan Agreement, the Purchase Contract, any Series 2008 Bond and any other agreement, certificate, contract or instrument to be executed by the Issuer in connection with the issuance of the Series 2008 Bonds (collectively, the “Series 2008 Issuer Documents”) or in any Series 2008 Bond or for any claim based hereon or otherwise in respect hereof or upon any obligation, covenant, promise, or agreement of the Issuer contained in any agreement, instrument, or certificate executed in connection with the Series 2008 Project or the issuance and sale of the Series 2008 Bonds, against any Issuer Indemnified Parties, whether by virtue of any Constitutional provision, statute, or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that no personal liability whatsoever shall attach to, or be incurred by, any Issuer Indemnified Parties, either directly or by reason of any of the obligations, covenants, promises, or agreements entered into between the Issuer and the Trustee or Company to be implied therefrom as being supplemental hereto or thereto, and that all personal liability of that character against every such director, officer, counsel, financial advisor, or agent, is, by the execution of the Series 2008 Issuer Documents, and as part of the consideration for, the execution of the Series 2008 Issuer Documents, expressly waived and released.

Section 3.06. No Pecuniary Liability of the Issuer.        No agreements or provisions contained herein nor any agreement, covenant, or undertaking by the Issuer in connection with the Series 2008 Project or the issuance, sale, and/or delivery of the Series 2008 Bonds shall give rise to any pecuniary liability of the Issuer or a charge against its general credit, or shall obligate the Issuer financially in any way, except as may be payable from the revenues pledged hereby for the payment of the Series 2008 Bonds and their application as provided in the Second Amendment to Loan Agreement or this Second Supplemental Indenture. No failure of the Issuer to comply with any term, covenant, or agreement contained in the Series 2008 Bonds, the Second Amendment to Loan Agreement, this Second Supplemental Indenture, or in any document executed by the Issuer in connection with the Series 2008 Project or the issuance and sale of the Series 2008 Bonds, shall subject the Issuer to liability for any claim for damages, costs, or other financial or pecuniary charge, except to the extent that the same can be paid or recovered from the Revenues pledged for the payment of the Series 2008 Bonds or other revenues derived under the Second Amendment to Loan Agreement or this Second Supplemental Indenture. Nothing herein shall preclude a proper party in interest from seeking and obtaining, to the extent permitted by law, specific performance against the Issuer for any failure to comply with any term, condition, covenant, or agreement herein; provided that no costs, expenses, or other monetary relief shall be recoverable from the Issuer, except as may be payable from the Revenues pledged in the Second Amendment to Loan Agreement or this Second Supplemental Indenture for the payment of the Series 2008 Bonds or other Revenues derived under the Second Amendment to Loan Agreement or this Second Supplemental Indenture. No provision, covenant, or agreement contained herein, or any obligations imposed upon the Issuer, or the breach thereof, shall constitute an indebtedness of the Issuer within the meaning of any State constitutional or statutory limitation or shall constitute or give rise to a charge against its general credit. In making the agreements, provisions, and covenants set forth in this Second Supplemental Indenture, the Issuer has not obligated itself, except with respect to the application of the Revenues pledged in the Indenture for the payment of the Series 2008 Bonds or other revenues derived under the Second Amendment to Loan Agreement or this Second Supplemental Indenture.

Section 3.07. Acceptance by Trustee of Duties Under Agreement.        By its execution hereof, the Trustee approves and accepts hereby all rights, remedies, powers, privileges, duties and obligations which are contemplated in the Loan Agreement to be rights, remedies, powers, privileges, duties or obligations of the Trustee with respect to the Series 2008 Bonds and covenants and agrees to observe and perform those duties and obligations and to exercise those rights, remedies, powers and privileges as contemplated in the Second Amendment to Loan Agreement and herein. The Trustee is authorized and directed to execute in its capacity as Trustee, the Intercreditor Agreement and the Security Agreement.

ARTICLE IV

MISCELLANEOUS

Section 4.01. Effect of Second Supplemental Indenture.        Except as specifically amended hereby, the Series 2006 Indenture and the First Supplemental Indenture shall continue in full force and effect.

Section 4.02. Severability.        If any provision of this Second Supplemental Indenture shall be held or deemed to be or shall, in fact, be illegal, inoperative or unenforceable, the same shall not affect any other provision or provisions herein contained or render the same invalid inoperative or enforceable to any extent whatever

Section 4.03. Contrary Provisions Deleted.        Any provisions of the Series 2006 Indenture as supplemented by the First Supplemental Indenture, prior to its amendment by this Second Supplemental Indenture, which conflict with this Second Supplemental Indenture are hereby deleted and of no force and effect.

Section 4.04. Execution in Several Counterparts.        This Second Supplemental Indenture may be executed in several counterparts, each of which shall be an original and is complete in itself and may be introduced in evidence, proved, recorded or used for any other purpose without the production of any other counterpart.

Section 4.05. Conflict of Interest.        To the extent A.R.S. §38-511 is applicable, all parties acknowledge that the Issuer may, within three years after its execution, cancel this Second Supplemental Indenture, without penalty or further obligation, if any person significantly involved in initiating, negotiating, securing, drafting, or creating of this Second Supplemental Indenture on behalf of the Issuer, is, at any time while this Second Supplemental Indenture is in effect, an employee or agent of any other party in any capacity or a consultant to any other party to this Second Supplemental Indenture with respect to the subject matter of this Second Supplemental Indenture and the Issuer may recoup any fee or commission paid or due any person significantly involved in initiating, negotiating, securing, drafting, or creating this Second Supplemental Indenture on behalf of the Issuer, all as provided in Section §38-511, Arizona Revised Statutes, as amended.

Each party represents that to the best of its knowledge, it is not in violation of A.R.S. §38-511 as of the date hereof. The Trustee covenants not to knowingly employ as an employee, an agent, consultant, any person significantly involved in initiating, negotiating, securing, drafting or creating this Second Supplemental Indenture on behalf of the Issuer within 3 years from execution of this Second Supplemental Indenture, unless a waiver of A.R.S. §38-511 is provided by the Board of Directors of the Issuer.

Section 4.06. Binding Effect.        This Second Supplemental Indenture shall inure to the benefit of and shall be binding upon the Issuer and the Trustee and their respective successors and assigns, subject, however, to the limitations contained herein.

IN WITNESS WHEREOF, the Issuer has caused this Second Supplemental Indenture to be executed and delivered for it and in its name and on its behalf by its duly authorized officers; in token of its acceptance of the trusts created hereunder and the duties and obligations of the Trustee hereunder, the Trustee has caused this Second Supplemental Indenture to be executed and delivered for it and in its name and on its behalf by its duly authorized officers all as of the day and year first above written.

THE INDUSTRIAL DEVELOPMENT AUTHORITY OF THE COUNTY OF PIMA, as Issuer

By:	/s/ Stanley Lehman
Name:	Stanley Lehman
Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name:	Brenda D. Black
Title:	Vice President

CONSENT OF THE COMPANY

The undersigned hereby consents to the execution and delivery of this Second Supplemental Trust Indenture and to the amendments made herein.

Dated: September , 2008	GLOBAL WATER RESOURCES, LLC
By:
	Name:	Trevor T. Hill
	Title:	President/CEO

IN WITNESS WHEREOF, the Issuer has caused this Second Supplemental Indenture to be executed and delivered for it and in its name and on its behalf by its duly authorized officers; in token of its acceptance of the trusts created hereunder and the duties and obligations of the Trustee hereunder, the Trustee has caused this Second Supplemental Indenture to be executed and delivered for it and in its name and on its behalf by its duly authorized officers all as of the day and year first above written.

THE INDUSTRIAL DEVELOPMENT AUTHORITY OF THE COUNTY OF PIMA, as Issuer

By:
Name:	Stanley Lehman
Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Brenda D. Black
Name:	Brenda D. Black
Title:	Vice President

CONSENT OF THE COMPANY

The undersigned hereby consents to the execution and delivery of this Second Supplemental Trust Indenture and to the amendments made herein.

Dated: October 1, 2008	GLOBAL WATER RESOURCES, LLC
By:
	Name:	Trevor T. Hill
	Title:	President/CEO

IN WITNESS WHEREOF, the Issuer has caused this Second Supplemental Indenture to be executed and delivered for it and in its name and on its behalf by its duly authorized officers; in token of its acceptance of the trusts created hereunder and the duties and obligations of the Trustee hereunder, the Trustee has caused this Second Supplemental Indenture to be executed and delivered for it and in its name and on its behalf by its duly authorized officers all as of the day and year first above written.

THE INDUSTRIAL DEVELOPMENT AUTHORITY OF THE COUNTY OF PIMA, as Issuer

By:
Name:	Stanley Lehman
Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name:	Brenda D. Black
Title:	Vice President

CONSENT OF THE COMPANY

The undersigned hereby consents to the execution and delivery of this Second Supplemental Trust Indenture and to the amendments made herein.

Dated: August 1, 2008	GLOBAL WATER RESOURCES, LLC

	By:	/s/ Trevor T. Hill
	Name:	Trevor T. Hill
	Title:	President/CEO

EXHIBIT A

FORM OF SERIES 2008 BOND

UNITED STATES OF AMERICA

STATE OF ARIZONA

COUNTY OF PIMA

REGISTERED No.

UNLESS THIS BOND IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY BOND ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

[THIS BOND IS ONLY TRANSFERABLE UPON COMPLIANCE

WITH THE RESTRICTED TERMS PROVIDED HEREIN]1

The Industrial Development Authority

of the County of Pima

Water and Wastewater Revenue Bond

(Global Water Resources, LLC Project)

Series 2008

Interest Rate:	Maturity Date:	Dated:	CUSIP:
% per annum	December 1, 20	October 1, 2008

REGISTERED OWNER:         CEDE & CO.

PRINCIPAL AMOUNT:

The Industrial Development Authority of the County of Pima (the “Issuer”), a nonprofit corporation designated a political subdivision of the State of Arizona (the “State”), pursuant to the provisions of the Constitution of the State and under Title 35, Chapter 5, Arizona Revised Statutes, as amended and supplemented (the “Act”), for value received, promises to pay to “Registered Owner” specified above or registered assigns, but solely from the sources and in the manner referred to herein, the “Principal Amount” specified above on the Maturity Date set forth above, unless this Bond is called for earlier redemption, and to pay from those sources interest thereon at the aforesaid Interest Rate on June 1 and December 1 of each year, commencing June 1, 2009 (the “Interest Payment Dates”), until the principal amount is paid or duly provided for. This Bond will bear interest from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from the date of its original issuance and delivery. Interest on this Bond shall be calculated on the basis of a 360 day year consisting of twelve (12) months of thirty (30) days.

The principal of and any premium on this Series 2008 Bond are payable upon presentation and surrender hereof at the principal corporate trust office of the trustee, initially U.S. Bank National Association, Phoenix, Arizona (the “Trustee”). Interest is payable on each Interest Payment Date by check or draft mailed to the person in whose name this Bond (or one or more predecessor bonds) is registered (the “Holder”) at the close of business on the 15th day of the calendar month next preceding that Interest Payment Date (the “Regular Record Date”) on the registration books for this issue maintained under the Trust Indenture dated as of December 1, 2006, between the Issuer and the Trustee (the “Series 2006 Indenture”), as supplemented by a First Supplemental Trust Indenture, dated as of November 1, 2007 (the “First Supplemental Indenture”), as further supplemented by a Second Supplemental Trust Indenture, dated as of August 1, 2008 (the “Second Supplemental Indenture” and together with the Series 2006 Indenture and the First Supplemental Indenture, the “Indenture”). Any payment of principal of, premium and interest on the Series 2008 Bonds shall be made by the Trustee by wire transfer to any Holder of $1,000,000 or more in aggregate principal amount of Series 2008 Bonds upon receipt of written notice from such a Holder requesting such payment at least 15 days prior to the payment date. Any interest which is not timely paid or duly provided for shall cease to be payable to the Holder hereof (or of one or more predecessor bonds) as of the Regular Record Date, and shall be payable to the Holder hereof (or of one or more predecessor bonds) at the close of business on a Special Record Date to be fixed by the Trustee for the payment of that overdue interest. Notice of the Special Record Date shall be mailed to Holders not less than ten days prior thereto. The principal of and interest and any premium on this Series 2008 Bond are payable in lawful money of the United States of America, without deduction for the services of the paying agent.

This Bond is one of a duly authorized issue of the Issuer’s Water and Wastewater Revenue Bonds (Global Water Resources, LLC Project) Series 2008 (the “Series 2008 Bonds”), issuable under the Series 2006 Indenture, as supplemented by the First Supplemental Indenture and as further supplemented by the Second Supplemental Indenture, aggregating in principal amount $24,550,000 and issued for the purpose of making a loan (the “Series 2008 Loan”) to assist Global Water Resources, LLC (the “Company”) in the financing of costs of the Series 2008 Project, as defined in the Loan Agreement dated as of December 1, 2006 among the Issuer, the Trustee and the Company (the “Series 2006 Loan Agreement”), as amended by the First Amendment to Loan Agreement, dated as of November 1, 2007 (the “First Amendment to Loan Agreement”), as amended by the Second Amendment to Loan Agreement, dated as of August 1, 2008 (the “Second Amendment to Loan Agreement” and together with the Series 2006 Loan Agreement and the First Amendment to Loan Agreement, the “Loan Agreement”). The Series 2008 Bonds are secured under the Indenture, on a parity with the $36,495,000 principal amount of the Issuer’s Water and Wastewater Revenue Bonds (Global Water Resources, LLC Project) Series 2006 (the “Series 2006 Bonds”) and the $54,135,000 principal amount of the Issuer’s Water and Wastewater Revenue Bonds (Global Water Resources, LLC Project) Series 2007 (the “Series 2007 Bonds”) previously issued thereunder. The Series 2006 Bonds, the Series 2007 Bonds, the Series 2008 Bonds, together with any Additional Bonds which may be issued on a parity therewith under the Indenture (collectively, the “Bonds”), are special limited obligations of the Issuer, issued or to be issued under and are to be secured and entitled equally and ratably to the protection given by the Series 2006 Indenture, as supplemented by the First Supplemental Indenture, and as further supplemented by the Second Supplemental Indenture. The Series 2008 Bonds are issued pursuant to Title 35, Chapter 5 of the Arizona Revised Statutes, as amended, and to the laws of that State, and to a resolution duly enacted by the Board of Directors of the Issuer.

NEITHER THE BOARD MEMBERS OF THE ISSUER NOR ANY PERSON EXECUTING THE SERIES 2008 BONDS IS PERSONALLY LIABLE ON THE SERIES 2008 BONDS OR SUBJECT TO ANY PERSONAL LIABILITY OR ACCOUNTABILITY BY REASON OF THEIR ISSUANCE. THE SERIES 2008 BONDS AND THE INTEREST THEREON ARE SPECIAL LIMITED OBLIGATIONS OF THE ISSUER PAYABLE EXCLUSIVELY FROM REVENUES AND RECEIPTS PLEDGED UNDER THE INDENTURE. THIS SERIES 2008 BOND DOES NOT CONSTITUTE AN INDEBTEDNESS, AN OBLIGATION OR A LOAN OF CREDIT OR A PLEDGE OF THE FULL FAITH, AND CREDIT OR TAXING POWER OF THE ISSUER OR THE STATE OF ARIZONA, COUNTY OF PIMA OR ANY OTHER MUNICIPALITY, CITY OR OTHER MUNICIPAL OR POLITICAL CORPORATION OR SUBDIVISION OF THE STATE OF ARIZONA WITHIN THE MEANING OF ANY STATUTORY OR CONSTITUTIONAL PROVISION AND SHALL NEVER CONSTITUTE NOR GIVE RISE TO ANY PECUNIARY LIABILITY OF THE STATE OF ARIZONA, COUNTY OF PIMA OR ANY OTHER MUNICIPALITY, CITY, OR ANY OTHER MUNICIPAL OR POLITICAL CORPORATION OR SUBDIVISION OF THE STATE OF ARIZONA. THIS SERIES 2008 BOND DOES NOT DIRECTLY, INDIRECTLY, OR CONTINGENTLY OBLIGATE OR OTHERWISE CONSTITUTE A GENERAL OBLIGATION OF OR A CHARGE AGAINST THE GENERAL CREDIT OF THE ISSUER, BUT SHALL BE A SPECIAL LIMITED OBLIGATION OF THE ISSUER PAYABLE SOLELY FROM THE SOURCES DESCRIBED HEREIN AND IN THE INDENTURE, BUT NOT OTHERWISE. THE ISSUER HAS NO TAXING POWER.

NO RECOURSE SHALL BE HAD FOR THE PAYMENT OF THE PRINCIPAL, PREMIUM, IF ANY, OR INTEREST ON THIS SERIES 2008 BOND OR ANY CLAIM BASED THEREON OR UPON ANY OBLIGATION, COVENANT, OR AGREEMENT IN THE INDENTURE, OR LOAN AGREEMENT AGAINST ANY PAST, PRESENT, OR

FUTURE OFFICER, DIRECTOR, COUNSEL, FINANCIAL ADVISOR, OR AGENT OF THE ISSUER OR ANY SUCCESSOR THERETO, AS SUCH, EITHER DIRECTLY OR THROUGH THE ISSUER, OR ANY SUCCESSOR THERETO, UNDER ANY RULE OF LAW OR EQUITY, STATUTE, OR CONSTITUTION OR BY THE ENFORCEMENT OF ANY ASSESSMENT OR PENALTY OR OTHERWISE, AND ALL SUCH LIABILITY OF ANY SUCH OFFICER, DIRECTOR, COUNSEL, FINANCIAL ADVISOR, OR AGENT, AS SUCH IS HEREBY EXPRESSLY WAIVED AND RELEASED AS A CONDITION OF AND IN CONSIDERATION FOR THE EXECUTION OF THE SECOND SUPPLEMENTAL INDENTURE AND THE SECOND AMENDMENT TO THE LOAN AGREEMENT AND THE ISSUANCE OF THIS SERIES 2008 BOND.

Capitalized terms not defined herein have the meaning set forth in the Indenture, as supplemented by the First Supplemental Indenture, and as further supplemented by the Second Supplemental Indenture. As described below, the Indenture, as supplemented by the First Supplemental Indenture, and as further supplemented by the Second Supplemental Indenture and the Series 2006 Loan Agreement, as amended by the First Amendment to Loan Agreement, and as amended by the Second Amendment to Loan Agreement may be amended and references to them include any amendments.

Reference is made to the Series 2006 Indenture, as supplemented by the First Supplemental Indenture and as supplemented by the Second Supplemental Indenture for a more complete description of the Series 2008 Project, the provisions, among others, with respect to the nature and extent of the security for the Series 2008 Bonds, the rights, duties and obligations of the Issuer, the Trustee and the Holders of the Series 2008 Bonds, and the terms and conditions upon which the Series 2008 Bonds are issued and secured, to the Series 2006 Loan Agreement, as amended by the First Amendment to Loan Agreement, and as further amended by the Second Amendment to Loan Agreement for a more complete description of obligations of the Company thereunder with respect to the Series 2008 Bonds thereunder.

Pursuant to the Series 2006 Loan Agreement, as amended by the First Amendment to Loan Agreement, and as further amended by the Second Amendment to Loan Agreement, the Company has executed and delivered to the Trustee the Company’s promissory note dated as of October 1, 2008 (the “Series 2008 Project Note”), in the principal amount of $24,550,000. The Company is required by the Series 2006 Loan Agreement, as amended by the First Amendment to Loan Agreement and as further amended by the Second Amendment to Loan Agreement and the Series 2008 Project Note to make payments to the Trustee in the amounts and at the times necessary to pay the principal of and interest and any premium (the “Bond Service Charges”) on the Series 2008 Bonds. In the Indenture, as supplemented by the First Supplemental Indenture and as further supplemented by the Second Supplemental Indenture, the Issuer has assigned to the Trustee, to provide for the payment of the Bond Service Charges on the Series 2008 Bonds, the Issuer’s right, title and interest in and to the Series 2006 Loan Agreement, as amended by the First Amendment to Loan Agreement, and as further amended by the Second Amendment to Loan Agreement, except for Unassigned Issuer’s Rights as defined in the Loan Agreement.

The Bond Service Charges on the Series 2008 Bonds are payable solely from the Revenues, as defined and as provided in the Indenture (being, generally, the amounts payable under the Loan Agreement in repayment of the Loan and any unexpended proceeds of the Series

2008 Bonds), and are an obligation of the Issuer only to the extent of the Revenues. The Series 2008 Bonds are not secured by an obligation or pledge of any moneys raised by taxation and do not represent or constitute a debt or pledge of the faith and credit of the Issuer.

Copies of the Series 2006 Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Series 2006 Loan Agreement, the First Amendment to Loan Agreement, the Second Amendment to Loan Agreement and the Series 2008 Project Note are on file in the principal corporate trust office of the Trustee. Each Holder assents, by its acceptance hereof, to all of the provisions of the Series 2006 Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Series 2006 Loan Agreement, the First Amendment to Loan Agreement and the Second Amendment to Loan Agreement.

The Series 2008 Bonds are issuable only as fully registered bonds in the denominations of $100,000 and any integral multiple of $1,000 in excess thereof and are exchangeable for Series 2008 Bonds of other authorized denominations in equal aggregate principal amounts at the office of the Registrar specified on the face hereof, but only in the manner and subject to the limitations provided in the Series 2006 Indenture, as supplemented by the First Supplemental Indenture and as further supplemented by the Second Supplemental Indenture. This Series 2008 Bond is transferable at the office of the Registrar, by the Holder in person or by his attorney, duly authorized in writing, upon presentation and surrender hereof to the Registrar.

The Registrar is not required to transfer or exchange (i) any Series 2008 Bond during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Series 2008 Bonds and ending at the close of business on the day of such mailing, or (ii) any Series 2008 Bonds so selected for redemption in whole or in part, within 90 days following such mailing.

This Series 2008 Bond is subject to redemption as follows:

1.         The Series 2008 Bonds are subject to mandatory sinking fund redemption at a redemption price of 100 percent of the principal amount redeemed plus interest accrued to the redemption date, in each of the years and in the principal amount set forth in the Indenture.

The Series 2006 Indenture, as supplemented by the First Supplemental Indenture, and as further supplemented by the Second Supplemental Indenture provides that there shall be credited against the applicable principal amount to be redeemed by mandatory sinking redemption (“Sinking Fund Amount”) an amount bearing the same ratio to such Sinking Fund Amount as the total principal amount of Series 2008 Bonds of such maturity redeemed bears to the total principal amount of Series 2008 Bonds outstanding of such maturity.

2.         The Series 2008 Bonds are subject to extraordinary optional redemption by the Issuer, at the Company’s option, if events described in Section 6.2 of the Series 2006 Loan Agreement occur (relating, generally, to damage or taking of the Project, changes in law or circumstances affecting the Project or acquisition of the stock or assets of the Company) (a) at any time in whole, or (b) on any Interest Payment Date in part in inverse order of maturity upon condemnation of part of the Project as provided in Section 6.2 of the Series 2006 Loan

Agreement, in each case, at a redemption price of 100 percent of the principal amount to be redeemed plus interest accrued to the redemption date.

3.         The Series 2008 Bonds are subject to mandatory redemption upon a Determination of Taxability (as defined in the Indenture), at a redemption price equal to 103 percent (103%) of the principal amount thereof plus interest accrued to the redemption date, at the earliest practicable date selected by the Trustee, after consultation with the Company, but in no event later than 180 days following the Trustee’s notification of the Determination of Taxability.

4.         The Series 2008 Bonds maturing on December 1, 2018 are nor subject to optional redemption prior to their stated maturity. Unless previously redeemed, the Series 2008 maturing December 1, 2038 Series 2008 Bonds are subject to redemption at the option of the Issuer, at the direction of the Company in whole at any time or in part on any Interest Payment Date on or after December 1, 2018 (from funds other than those deposited in accordance with the mandatory sinking fund requirements of the Series 2006 Indenture, as supplemented by the First Supplemental Indenture, and as further supplemented by the Second Supplemental Indenture), at the redemption price equal to the principal amount redeemed, plus interest accrued to the redemption date.

If Series 2008 Bonds or portions thereof are called for redemption and if on the redemption date moneys for the redemption thereof are held by the Trustee as provided in the Indenture, thereafter those Series 2008 Bonds or portions thereof to be redeemed shall cease to bear interest, and shall cease to be secured by, and shall not be deemed to be outstanding under, the Indenture.

The Indenture permits certain amendments or supplements to the Loan Agreement, the Indenture and the Series 2008 Project Note not prejudicial to the Holders to be made without the consent of or notice to the Holders, and other amendments or supplements thereto to be made with the consent of the Holders of not less than a majority in aggregate principal amount of the Bonds then outstanding. NOTWITHSTANDING ANY OTHER PROVISION OF THIS SERIES 2008 BOND TO THE CONTRARY, BUT EXCEPT AS OTHERWISE PROVIDED IN SECTION 2.01(e) OF THE SECOND SUPPLEMENTAL INDENTURE, THIS SERIES 2008 BOND IS NONTRANSFERABLE UNLESS TRANSFERRED TO A QUALIFIED INVESTOR AS SET FORTH IN THE SECOND SUPPLEMENTAL INDENTURE.

The Holder of each Series 2008 Bond has only those remedies provided in the Indenture.

The Issuer, Trustee, Registrar, Authenticating Agent and any agent thereof may treat the Registered Holder of this Series 2008 Bond as the absolute owner for the purpose of receiving payment as herein provided and for all other purposes hereunder and under the Indenture and none of them shall be affected by any notice to the contrary.

The Series 2008 Bonds shall not constitute the personal obligation, either jointly or severally, of the members of the Board of Directors or of any other officer of the Issuer.

This Series 2008 Bond shall not be entitled to any security or benefit under the Indenture or be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed.

It is certified and recited that there have been performed and have happened in regular and due form, as required by law, all acts and conditions necessary to be done or performed by the Issuer or to have happened (i) precedent to and in the issuing of the Series 2008 Bonds in order to make them legal, valid and binding special limited obligations of the Issuer, and (ii) precedent to and in the execution and delivery of the Second Supplemental Indenture and the Second Amendment to Loan Agreement; that payment in full for the Series 2008 Bonds has been received; and that the Series 2008 Bonds do not exceed or violate any constitutional or statutory limitation.

IN WITNESS OF THE ABOVE, The Industrial Development Authority of the County of Pima has caused this Bond to be executed in the name of the Issuer in their official capacities by the manual or facsimile signatures of the President and Secretary, as of the date shown above.

THE INDUSTRIAL DEVELOPMENT AUTHORITY OF THE COUNTY OF PIMA

By:
Name:	Stanley Lehman
Title:	Vice President

ATTEST

Secretary

(FORM OF CERTIFICATE OF AUTHENTICATION)

Date of Registration and Authentication                                                              :

This Bond is one of the Bonds described in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signer

Registrable at and payable by: U.S. Bank National Association, as Trustee

(FORM OF ASSIGNMENT)

ASSIGNMENT

The following abbreviations when used in the inscription on the face of the within Bond, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -     as tenants in common

TEN ENT -       as tenants by the entireties

JT TEN -           as joint tenants with right of

survivorship and not as tenants in common

UNIF GIFT/TRANS MIN ACT                          Custodian for                          under

(Cust.) (Minor)

Uniform Gifts/Transfers to Minors Act of                                                          .

(State)

Additional abbreviations may also be used though not in list above.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned                                      (the “Transferor”), hereby sells, assigns and transfers unto                                      (the “Transferee”), whose address is                                                                           and whose social security number (or other federal tax identification number) is

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF TRANSFEREE

the within Bond and all rights thereunder, and hereby irrevocably constitutes and appoints                                                               as attorney to register the transfer of the within Bond on the books kept for registration and registration of transfer thereof, with full power of substitution in the premises.

Date:

SIGNATURE(S) GUARANTEED BY:

Firm or Bank	NOTICE:

No transfer will be registered and no new Bond will be issued in the name of the Transferee, unless that signature(s) to this assignment correspond(s) with the name as it appears upon the fact of the within Bond in every particular, without alteration or enlargement or any change whatever and name, address and the Social Security Number or federal employee identification number of the Transferee is supplied.

Authorized Signature

Signature guarantee should be made by a guarantor institution participating in the Securities, Transfer Agents Medallion Program or in such other program acceptable to the Bond Registrar.

EXHIBIT B

COSTS OF ISSUANCE

Party	Amount

Issuer’s Counsel Fees and Expenses	$25,000

IDA Fees	$3,000

Underwriter’s Counsel Fees and Expenses	$78,000

Bond Counsel Fees and Expenses	$100,000

Lender’s Counsel	$15,000

$221,000